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                                                                   EXHIBIT 4.16


                                AMENDMENT NO. 3

        This Amendment No. 3 dated as of February 28, 1997 ("Agreement"), is entered into by NCI Building Systems, L.P., a Texas limited partnership ("Borrower"), and NationsBank of Texas, N.A. ("Bank"). Reference is made to the Credit Agreement dated as of April 30, 1993. (as amended, supplemented, and otherwise modified, the "Credit Agreement"), between the Borrower and the Bank to which this Agreement relates. Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.

                                  INTRODUCTION

        The Borrower and the Bank have agreed to extend the maturity date of Revolving Credit Facility A, and have agreed to make certain amendments to the Credit Agreement in connection therewith.

        In consideration of the foregoing, and for other good and valuable consideration, the Borrower and the Bank hereby agree as follows:

Section 1. Amendment to Credit Agreement. The Credit Agreement is amended as follows:

        1.1 Section 1.1 of the Credit Agreement is amended by inserting or replacing the following definitions:

        "Guaranties" means (1) the Guaranties dated as of April 30, 1993, made by NCI, NCI Operating Corp., NCI Holding Corp., and A&S Building Systems, Inc., (2) the Guaranty dated as of March 27, 1996, made by Doors & Building Components, Inc, in favor of the Bank guaranteeing the Credit Obligations, and (3) any other present or future guaranty of the Credit Obligations, as the same may be amended from time to time.

        "Revolving Credit Facility A Maturity Date" means February 28,
        1999.
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Section 2.      Effect on Credit Documents.

        2.1 Except as amended herein, the Credit Agreement and all other Credit Documents remain in full force and effect. Nothing herein shall act as a waiver of any of the Bank's rights under the Credit Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower must continue to comply with the terms of the Credit Documents, as amended.

        2.2 This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a default under other Credit Documents.

Section 3. Representations Warranties and Agreements. The Borrower represents and warrants to the Bank and agrees with the Bank that:

        3.1 The execution, delivery, and performance of this agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings and this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity.

        3.2 Upon the effectiveness of this Agreement and the amendment of the Credit Documents as provided for herein, all representations and warranties set forth in the Credit Documents, as amended, shall be true and correct in all material respects and the Borrower shall be in compliance with all covenants in the Credit Documents, as amended.

        3.3 Upon the effectiveness of this Agreement and the amendment of the Credit Documents as provided for herein, no Event of Default shall exist under the Credit Documents and there shall have occurred no event which with notice or lapse of time would become an Event of Default under the Credit Documents, as amended.

        3.4 As of the date of this Agreement, and following the amendment of the Credit Documents hereunder, each of the Credit Documents is in full force and effect and the Borrower has no defense to the enforcement of the Loan Documents.




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Section 4.      Effectiveness. This Agreement shall become effective and the
Credit Documents shall be amended as provided for herein when each of the parties hereto shall have executed this Agreement.

Section 5.      Miscellaneous.

        5.1 The Borrower shall reimburse the Bank for all expenses of the Bank, including charges and disbursements of legal counsel for the Bank, in connection with the creation, amendment, modification, waiver, or interpretation of this Agreement, and the preservation or enforcement of any rights of the Bank under this Agreement.

        5.2 This Agreement shall be governed by the laws of the State of Texas. If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of the Borrower in this Agreement shall survive the execution of this Agreement and any other contract or agreement. The provisions of this Agreement may be waived or amended only in a writing signed by all of the parties hereto. This Agreement shall bind the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. This Agreement may be executed in multiple counterparts which together shall constitute one and the same agreement.

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




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EXECUTED as of the date first above written.



                                            NCI BUILDING SYSTEMS, L.P.

                                            By: NCI OPERATING CORP.



                                            By:     /s/ ROBERT J. MEDLOCK
                                               ---------------------------------
                                                    Robert J. Medlock
                                                    Chief Financial Officer



                                            NATIONSBANK OF TEXAS, N.A.



                                            By:     /s/ WILLIAM T. GRIFFIN
                                               ---------------------------------
                                                    William T. Griffin
                                                    Vice President





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Each of the undersigned (each a "Guarantor") has executed a Guaranty (each a
"Guaranty"), guaranteeing the full payment of the Borrower's obligations under the Credit Agreement and the Credit Documents and certain other amounts as described in each Guarantor's Guaranty. Each Guarantor has reviewed this Agreement and related documents ("Amendment Documents"), and hereby approves them. Each Guarantor represents and warrants that such Guarantor has no defenses to the enforcement of such Guarantor's Guaranty and that according to their terms such Guarantor's Guaranty will continue in full force and effect with respect to the Credit Documents, as amended, following the execution of the Amendment Documents. The signature of this document does not indicate or establish a requirement that any Guaranty requires the respective Guarantor's approval of amendments to the Credit Agreement, but has been furnished to the Bank as a courtesy at the Bank's request. On the forgoing terms, this Agreement and the Amendment Documents are hereby approved.



NCI Building Systems, Inc.



By:      /s/ ROBERT J. MEDLOCK
   ------------------------------------
         Robert J. Medlock
         Vice President



NCI Operating, Corp.



By:      /s/ ROBERT J. MEDLOCK
   ------------------------------------
         Robert J. Medlock
         Vice President





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NCI Holding Corp.



By: /s/ DAVID P. FONTELLO
   -------------------------------
        David P. Fontello
        Vice President & Secretary



A&S Building Systems, Inc.



By: /s/ ROBERT J. MEDLOCK
   -------------------------------
        Robet J. Medlock
        Vice President



Doors & Building Components, Inc.



By: /s/ ROBERT J. MEDLOCK
   -------------------------------
        Robet J. Medlock
        Vice President



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